Exhibit 2.n

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 10, 2004 (except for Note 14, as to which the date is February 26, 2004), in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2 No. 333-113859) and related Prospectus of American Capital Strategies, Ltd. dated May 6, 2004.

/s/ Ernst & Young LLP

May 5, 2004

McLean, Virginia